UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 22, 2013
(Date of earliest event reported)

EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
Two North Riverside Plaza, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(312) 279-1400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement material pursuant to Rule 14a14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement material pursuant to Rule 13e-4(c) under the Exchange Act (17 CFE 240.13e-4(c))

Item 2.02        Results of Operations and Financial Condition

On July 22, 2013, Equity LifeStyle Properties, Inc. (referred to herein as “we,” “us,” and “our”) issued a news release announcing results of operations for the three and six months ended June 30, 2013. All share and per share data contained in this report and in the news release has been adjusted to reflect the two-for-one stock split we completed on July 15, 2013.

The news release also contains detailed guidance assumptions on our projections. We project our normalized funds from operations (“Normalized FFO”) per share (fully diluted, adjusted for stock split), for the three months ending September 30, 2013 and year ending December 31, 2013, to be between $0.63 and $0.69 and $2.51 and $2.61, respectively.

We project our funds from operations (“FFO”) per share (fully diluted, adjusted for stock split), for the three months ending September 30, 2013 and year ending December 31, 2013, to be between $0.21 and $0.27 and $2.08 and $2.18, respectively.

We project our net income per share (fully diluted, adjusted for stock split), for the three months ending September 30, 2013 and year ending December 31, 2013, to be between $(0.10) and $(0.04) and $0.82 and $0.92, respectively.

The news release includes definitions of Normalized FFO and FFO and a reconciliation of Normalized FFO and FFO to net income, the nearest GAAP (Generally Accepted Accounting Principles) measure.

The projected 2013 per share amounts, represent a range of possible outcomes and the mid-point of each range reflects management’s best estimate of the most likely outcome. Actual figures could vary materially from these amounts if any of our assumptions is incorrect. The news release is furnished as Exhibit 99.1 to this report on Form 8-K. The news release was also posted on our website, www.equitylifestyle.com, on July 22 2013.

The information contained in this report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by Equity LifeStyle Properties, Inc. under the Securities Act of 1933, as amended.

This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our recent acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2013 estimated net income, FFO and Normalized FFO;

•	our ability to manage counterparty risk;

•
in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.

These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits

The information contained in the attached exhibit is unaudited and should be read in conjunction with the Registrant's annual and quarterly reports filed with the Securities and Exchange Commission.

Exhibit 99.1	Equity LifeStyle Properties, Inc. press release dated July 22, 2013, “ELS Reports Second Quarter Results”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.
EQUITY LIFESTYLE PROPERTIES, INC.

By:/s/ Paul Seavey
Paul Seavey
Senior Vice President, Chief Financial Officer and
Treasurer

Date: July 23, 2013